EXHIBIT I

                                   JOINT FILING AGREEMENT


                       Each of the undersigned hereby agrees that the
               Schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.

               Dated: July 9, 1997

               The Equitable Companies Incorporated

               BY: /s/ Alvin H. Fenichel
                  -----------------------------------------
                  Alvin H. Fenichel
                  Senior Vice President
                  and Controller



               AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; Alpha Assurances Vie Mutuelle; AXA Courtage Assurance Mutuelle, as a group, and AXA-UAP.


               Signed on behalf of each of the above entities



               BY: /s/ Alvin H. Fenichel
                  -----------------------------------------
                  Alvin H. Fenichel
                  Attorney-in-Fact
                  (Executed pursuant to Powers of Attorney)